Exhibit 99.1

EPI Health, LLC
Audited Financial Statements
For the Years Ended September 30, 2021 and 2020

Independent Auditor’s Report

To the Member
EPI Health, LLC
Charleston, South Carolina

Opinion

We have audited the accompanying financial statements of EPI Health, LLC, (the “Company”) which comprise the balance sheets as of September 30, 2021 and 2020, the related statements of operations, changes in member’s equity and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Elliott Davis, LLC

Charleston, South Carolina
March 2, 2022

EPI Health, LLC
Balance Sheets
As of September 30, 2021 and 2020

	2021	2020
Assets

Current assets
Accounts receivable, net	$10,243,877	$10,355,010
Inventories, net	1,960,924	2,704,033
Prepaid expenses and deposits	4,740,246	5,018,909
Collaboration arrangement receivable	6,140,944	—
Total current assets	23,085,991	18,077,952

Non-current assets
Property and equipment, net	109,701	149,032
Intangible assets, net	40,354,096	45,777,049
Total non-current assets	40,463,797	45,926,081
Total assets	$63,549,788	$64,004,033

Liabilities and Member's Equity

Current liabilities
Accounts payable	$2,902,728	$3,273,989
Reserves for sales returns, rebates and discounts	17,507,301	12,505,930
Accrued royalties	1,910,314	841,218
Accrued expenses	1,615,196	4,045,346
Total current liabilities	23,935,539	20,666,483

Non-current liabilities
Other liabilities	191,784	3,870
Total liabilities	24,127,323	20,670,353

Members' equity	39,422,465	43,333,680
Total liabilities and members' equity	$63,549,788	$64,004,033

See Notes to Financial Statements

EPI Health, LLC
Statements of Operations
For the years ended September 30, 2021 and 2020

	2021	2020
Revenues
Net product sales	$15,265,328	$12,837,977
Collaboration revenue	2,326,915	2,571,899
Total operating revenue	17,592,243	15,409,876

Cost of goods sold	6,254,532	3,806,680
Gross profit	11,337,711	11,603,196

Operating expenses
Operating expenses	1,797,197	2,656,874
Selling expenses	12,407,513	15,192,889
General and administrative expense	9,359,175	10,494,354
Total operating expenses	23,563,885	28,344,117
Income from operations	(12,226,174)	(16,740,921)

Other expense
Management fees	(334,750)	(334,750)
Impairment loss on intangibles	—	(35,128)
Total other expense	(334,750)	(369,878)
Net loss	$(12,560,924)	$(17,110,799)

See Notes to Financial Statements

EPI Health, LLC
Statements of Changes in Member's Equity
For the years ended September 30, 2021 and 2020

	Member's Capital	Retained Deficit	Total Member's Equity
Balance, October 1, 2019	$24,598,420	$(11,521,890)	$13,076,530
Member contributions, net	47,367,949	—	47,367,949
Net loss	—	(17,110,799)	(17,110,799)
Balance, September 30, 2020	71,966,369	(28,632,689)	43,333,680
Member contributions, net	8,649,709	—	8,649,709
Net loss	—	(12,560,924)	(12,560,924)
Balance, September 30, 2021	$80,616,078	$(41,193,613)	$39,422,465

See Notes to Financial Statements

EPI Health, LLC
Statements of Cash Flows
For the years ended September 30, 2021 and 2020

	2021	2020
Operating activities
Net loss	$(12,560,924)	$(17,110,799)
Adjustments to reconcile net loss to net cash
used for operating activities:
Change in allowance for doubtful accounts	(106,884)	(250,000)
Change in inventory reserve	448,291	(39,413)
Depreciation and amortization	5,462,284	5,703,245
Impairment loss on intangibles	—	35,128
Changes in operating assets and liabilities:
Accounts receivable, net	218,017	1,443,157
Inventories, net	294,818	(847,971)
Prepaid expenses and other current assets	278,663	(1,195,714)
Collaboration arrangement receivable	(6,140,944)	—
Accounts payable	(371,261)	878,632
Reserves for sales returns, rebates and discounts	5,001,371	1,912,447
Accrued royalties	1,069,096	(1,271,894)
Accrued expenses and other liabilities	(1,642,236)	205,372
Net cash used for operating activities	(8,049,709)	(10,537,810)

Investing activities
Purchases of property and equipment	—	(80,139)
Deferred milestone payment made on previously acquired intangibles	(600,000)	(1,250,000)
Purchases of intangibles	—	(35,500,000)
Net cash used in investing activities	(600,000)	(36,830,139)

Financing activities
Member contributions	8,649,709	47,367,949
Net cash provided by financing activities	8,649,709	47,367,949
Net change in cash and cash equivalents	—	—

Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$—	$—

See Notes to Financial Statements

EPI Health, LLC
Notes to Financial Statements
September 30, 2021 and 2020
Note 1. Summary of Significant Accounting Policies

Nature of business:

EPI Health, LLC (the “Company”) is a wholly owned subsidiary of the EPI Group, LLC (the “Parent”). The Company is a pharmaceutical distributor based out of Charleston, South Carolina. The Company provides medications to the dermatology community and the patients they serve.

Basis of presentation:

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of estimates:

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates in the near term.

The most significant estimates within the financial statements relate to the estimated fair value of intangibles and reserve allowances for doubtful receivables, inventory obsolescence, sales returns, rebates and discounts.

Reserves for returns, rebates and discounts are based on historical return, rebate and discount levels as well as management’s assessment of anticipated returns, rebates and discount levels. Such estimates can be impacted by changes in health plan formularies, consumer preferences, etc. and such estimates are subject to significant estimation uncertainty.

Cash and liquidity:

The Company itself does not maintain its own cash accounts. All cash receipts and cash payments are deposited and paid out of the Parent’s cash accounts. The net amount of receipts and payments recognized during the year is recorded as member contributions, net in the statements of changes in member’s equity.

The Company relies on support from the Parent to help fund operations and meet financial obligations. The Parent, and effective October 1, 2021 going forward Evening Post Group, LLC (see Note 11), intends to continue to provide financial support sufficient for the Company to meet its financial obligations and has asserted that it has access to capital sufficient to meet the Company’s financial obligations as needed.

Accounts receivable, net:

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables. An account receivable is considered to be past due if any portion of the receivable balance is outstanding beyond the agreed‐upon due date. The allowance for doubtful accounts is based on management's estimate of the collectability of specific receivables, through the evaluation of individual customer receivables with consideration of their financial condition, and the current economic

EPI Health, LLC
Notes to Financial Statements
September 30, 2021 and 2020
condition. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Recoveries of receivables previously written off are recorded when received. The allowance for doubtful accounts was approximately $282,000 and $389,000 at September 30, 2021 and 2020, respectively. The Company does not charge interest on accounts receivable.

Prepaid expenses and deposits:

Prepaid expenses consist principally of deposits on future inventory purchases, sample inventory for sales representatives, and prepaid Food and Drug Administration program fees.

Inventories, net:

Inventories, consisting of for‐sale pharmaceuticals, are measured using the first‐in, first out‐method and are valued at the lower of cost or net realizable value. Net realizable value represents the estimated selling price for inventories less all estimated costs to sell. A provision for potentially obsolete inventory is made based on management's analysis of potentially obsolete or overvalued items. These assumptions require the Company to analyze the aging of and forecasted demand for its inventory and make judgments regarding future product sales. The reserve for slow‐moving and obsolete inventory as well as product expiration, was approximately $739,000 and $291,000 as of September 30, 2021 and 2020, respectively.

Property and equipment:

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided by the straight‐line method over the estimated useful lives of the assets.

Long‐lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long‐lived assets may be impaired, an evaluation of recoverability would be performed.

Intangible assets:

Intangible assets represent identifiable intangible assets including pharmaceutical product licenses and patents. Amortization for pharmaceutical products licenses is computed using the straight‐line method based on the lesser of the term of the agreement or the useful life of the license. Amortization for pharmaceutical patents is computed using the straight‐line method based on the useful life of the patent.

Intangible assets are reviewed for impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. If in the event impairment indicators are present or if other circumstances indicate that an impairment might exist, management compares the future undiscounted cash flows directly associated the asset or asset group to the carrying amount of the asset group being determined for impairment. If those estimated cash flows are less than the carrying amount of the asset group, an impairment loss is recognized. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. Considerable judgment is necessary to estimate the fair value of these assets; accordingly, actual results may vary significantly from such estimates.

EPI Health, LLC
Notes to Financial Statements
September 30, 2021 and 2020
Shipping costs:

Shipping costs related to sales of the pharmaceuticals are expensed and included in cost of sales. Shipping costs related to pharmaceutical purchases are immaterial to the financial statements.

Advertising costs:

Promotion, marketing, and advertising costs are expensed as incurred. Promotion, marketing and advertising costs for the years ended September 30, 2021 and 2020 were approximately $279,000 and $1,258,000, respectively, and are included in selling costs in the statements of operations.

Revenue recognition:

Net product sales: Net product sales encompass revenue recognized resulting from transferring control over products to the customer, excluding amounts collected on behalf of other third parties and sales taxes. The amount of revenue recognized is the amount allocated to the satisfied performance obligation taking into account variable consideration. The estimated amount of variable consideration is included in the transaction price only to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

Product sales are recognized at a point in time when product is delivered, and legal transfer of title has occurred. For product sales for which the Company owns rights to the products, the Company records an adjustment, or decrease, to revenue for estimated chargebacks, rebates, coupons, discounts and returns. A liability is recognized for expected sales returns, rebates, coupons, trade and cash discounts, chargebacks or other reimbursements to customers in relation to sales made until the end of the reporting period. Payment terms can differ from contract to contract, but no element of financing is deemed present. Therefore, the transaction price is not adjusted for the effects of a significant financing component. A receivable is recognized as soon as control over the products is transferred to the customer as this is the point in time that the consideration is unconditional because only the passage of time is required before the payment is due.

Variable consideration relates to sales returns, rebates, coupons, trade and cash discounts, chargebacks granted to various direct and indirect customers. The Company recognizes provisions at the time of sale and adjusts them if the actual amounts differ from the estimated provisions. The following describes the nature of each deduction and how provisions are estimated:

Chargebacks – The Company has arrangements with various third‐party wholesalers which require the Company to issue a credit (referred to as a “chargeback”) to the wholesaler for the difference between the invoice price to the wholesaler and the customer’s contract price. Provisions for chargebacks involve estimates of the contract prices and multiple contracts with multiple wholesalers. The provision for chargebacks varies in relation to changes in product mix, pricing and the level of inventory at the wholesalers and, therefore, will not necessarily only fluctuate in proportion to an increase or decrease in sales. Provisions for estimating chargebacks are calculated using historical chargeback experience and/or expected chargeback levels for new products and anticipated pricing changes. Chargeback provisions are compared to externally obtained distribution channel reports for reasonableness. The Company regularly monitors the provision for chargebacks and makes adjustments when the Company believes that actual chargebacks may differ from estimated provisions.

Rebates – Rebates include managed care services, fee for service and Medicaid rebate programs. Rebates are primarily related to volume incentives and are offered to key customers to promote loyalty. Customers receive rebates upon the attainment of pre‐established volumes

EPI Health, LLC
Notes to Financial Statements
September 30, 2021 and 2020
or the attainment of revenue milestones for a specified period. Since rebates are contractually agreed upon, provisions are estimated based on the specific terms in each agreement based on historical trends and expected sales.

Returns – Returns primarily relate to customer returns of expired products which, the customer has the right to return up to one year following the expiration date. Such returned products are destroyed and credits and/or refunds are issued to the customer for the value of the returns. Accordingly, no returned assets are recorded in connection with those products. The returns provision is estimated by applying a historical return rate to the amounts of revenue estimated to be subject to returns. Revenue subject to returns is estimated based on the lag time from time of sale to date of return. The estimated lag time is developed by analyzing historical experience. Additionally, the Company considers specific factors, such as levels of inventory in the distribution channel, product dating and expiration, size and maturity of launch, entrance of new competitors, changes in formularies or packaging and any changes to customer terms, for determining the overall expected levels of returns.

Prompt pay discounts – Prompt pay discounts are offered to most customers to encourage timely payment. Discounts are estimated at the time of invoice based on historical discounts in relation to sales. Prompt pay discounts are almost always utilized by customers. As a result, the actual discounts do not vary significantly from the estimated amount.

Coupons – The Company offers coupons to market participants in order to stimulate product sales. The redemption cost of consumer coupons is based on historical redemption experience by product and value.

The following table provides information to reconcile to net sales on the statements of operations:

	2021	2020
Gross product sales	$80,111,499	$66,670,568
Chargebacks, rebates, returns, prompt pay discounts, etc.	(64,846,171)	(53,832,591)
	$15,265,328	$12,837,977

Sales and other taxes the Company collects concurrent with revenue‐producing activities are excluded from revenue. Shipping and handling costs are accounted for as a fulfillment cost and are recorded as cost of revenue. Incidental items that are immaterial in the context of the contract are recognized as expense. Costs incurred to obtain a contract will be expensed as incurred when the amortization period is less than a year.

Collaboration revenue: The Company enters into various types of collaborative arrangements to develop and commercialize products. The Company’s collaborative activities may include licensing, marketing, selling and distribution of the developed drugs. These arrangements often include milestone as well as royalty or profit‐share payments, contingent upon the occurrence of certain future events linked to the success of the asset in development, as well as expense reimbursements from or payments to the collaboration partner. Because of the risk that products in development will not receive regulatory approval, the Company does not recognize any contingent payments until after regulatory approval has been achieved.

Royalty revenue from licenses provided to the Company’s collaboration partners, which is based on sales to third‐parties of licensed products and technology, is recorded when the third‐party sale occurs and the performance obligation to which some or all of the royalty has been allocated has been

EPI Health, LLC
Notes to Financial Statements
September 30, 2021 and 2020
satisfied. This royalty revenue is included in collaboration revenue in the accompanying statements of operations.

Operating expenses for costs incurred pursuant to these arrangements are reported in their respective expense line item, net of any reimbursements due from collaboration partners. Such contractually required reimbursements are recognized when amounts are known and determinable and are reported as collaboration arrangement receivables within the accompanying balance sheets.

Income taxes:

As a limited liability company, the Company’s taxable income or loss is allocated to the member in accordance with the operating agreement. Accordingly, the accompanying balance sheets do not reflect a provision or liability for federal or state income taxes.

Recently adopted accounting standards:

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014‐09, “Revenue from Contracts with Customers (Topic 606)”. The ASU and all subsequently issued clarifying ASUs replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the new standard effective October 1, 2020, the first day of the Company’s fiscal year using the modified retrospective approach. The cumulative effect of adopting the new revenue standard was immaterial and no adjustment has been recorded to the opening balance of member’s equity.

Recently issued accounting standards:

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016‐02, Leases (Subtopic 842). The ASU will require companies to recognize lease assets and lease liabilities on the balance sheet and disclose key information about the leasing arrangements. For private companies, this standard is effective for annual reporting periods beginning after December 15, 2021, and early adoption is permitted. Management is currently evaluating the impact of this standard on its financial position, results of operations, and cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards‐setting bodies are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Subsequent events:

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 2, 2022, the date the financial statements were available to be issued.

Note 2. Asset Acquisitions

On October 10, 2019, the Company, entered into an agreement to purchase Rhofade, an oxymetazoline HCL cream prescribed to treat ongoing facial redness due to rosacea, from Aclaris Therapeutics, Inc., a Delaware Corporation. This acquisition of a rosacea therapy expands the Company’s portfolio into another market in the dermatological industry, bringing the opportunity to increase revenues and expand the Company’s current portfolio.

EPI Health, LLC
Notes to Financial Statements
September 30, 2021 and 2020
Under ASU No. 2017‐01, “Business Combinations (Topic 805)”, the Company performed a screen test to determine that substantially all of the fair value of the gross assets acquired was concentrated in the acquired license. Therefore, the entire purchase price has been allocated to the license value. Future royalties will be paid based on future revenues and will be recognized as costs of goods sold as incurred. The purchase price for the acquisition was $35,000,000, which was paid entirely at closing. The purchase price allocation resulted in the recognition of $35,000,000 of intangible assets consisting of product licenses.

On February 21, 2020, the Company entered into an agreement with Vectans Pharma (“Vectans”) to terminate an existing license agreement dated March 17, 2014 which granted the Company the exclusive right to develop and commercialize the Sitavig Rx product in the licensed territory, and instead purchase outright the patent and trademark surrounding the Sitavig Rx product. This amended transfer and license agreement was entered into with Vectans to allow the Company to develop, manufacture, and commercialize an over‐the‐counter (“OTC”) Sitavig Rx product.

The Company accounted for this transfer agreement as a modification to the existing agreement with Vectans as the transfer agreement enhanced the Company’s rights and ability to maximize its commercialization of the Sitavig Rx product.

Based on this, the value assigned to the intangible was $5,192,640 based on (1) the existing net book value of the Sitavig license that was terminated, (2) an agreed upon installment payment of $1,000,000 and (3) a guaranteed minimum royalty payment to be paid to Vectans of $100,000. The Company paid Vectans $500,000 in 2020 and the remaining amount of $600,000 was paid during the year ended September 30, 2021.

The below table summarizes the initial value assigned to the intangible:

2020
Sitavig license net book value on February 21, 2020	$4,092,640
Installment payments	1,000,000
Year 1 Guaranteed minimum royalty	100,000
$5,192,640

Note 3. Inventories, Net

The major components of inventories, net are as follows as of September 30:

	2021	2020
Product available for sale	$2,700,679	$2,995,497
Reserve for obsolescence	(739,755)	(291,464)
	$1,960,924	$2,704,033

The reserve for obsolescence is generally an estimate of the amount of inventory held at year‐end that is expected to expire in the future based on projected sales volume and product sell by dates.

EPI Health, LLC
Notes to Financial Statements
September 30, 2021 and 2020
Note 4. Intangible Assets, Net

Intangible assets consist of the following as of September 30, 2021 and 2020:

	Estimated Useful Lives	2021	2020
Product licenses	2 - 10 years	$48,436,107	$48,436,107
Patents	10 years	5,192,640	5,192,640
		53,628,747	53,628,747
Less accumulated amortization		(13,274,651)	(7,851,698)
		$40,354,096	$45,777,049

Amortization expense for the years ended September 30, 2021 and 2020 was $5,422,953 and $5,671,224, respectively. During the year ended September 30, 2020, the Company recorded intangible asset impairment expense of $35,128 which is included in other expense in the accompanying statements of operations. The impairment loss recognized related to one of the product licenses purchased by the Company in 2017. The Company determined that based on market trends and future anticipated sales mix that indicators of impairment existed for the product licenses and as such, an impairment loss was measured based on a comparison of discounted future cash flows to the carrying amount of the related license.

Amortization expense is expected to be as follows for the next five years and thereafter:

2022	$5,400,226
2023	5,400,226
2024	5,400,226
2025	5,400,226
2026	5,400,226
Thereafter	13,352,966
$40,354,096

Note 5. Collaboration Arrangement Receivable

On August 12, 2020, the Company entered into a Promotion and Collaboration Agreement with a partner in which the Company received from the partner the co‐exclusive right to promote and commercialize WynzoraTM Cream in the United States. Under the arrangement, the Company retains a commercialization fee ranging from 8% to 15% of net sales of the product. The balances of net sales less the commercialization fee is payable to the partner (“Partner Share”). Additionally, under the arrangement, the Company is to be reimbursed for its incremental costs incurred in performing its activities under the terms of the agreement. The payment of the Partner Share is reduced by the incremental costs incurred by the Company. As of September 30, 2021 and 2020, the net amount due from the Partner under this arrangement equaled $6,140,944 and $0, respectively.

The term of the agreement originally continued until the earlier of the 7th anniversary of the first commercial sale of the product or June 2028, unless terminated sooner under the provisions of the contract. Subsequent to year‐end, the Company, because of the proposed terms of a potential sale/merger agreement, began to renegotiate the terms of the contract with the partner and in connection with the negotiations, the Company agreed to assign its rights to receive payment of the outstanding

EPI Health, LLC
Notes to Financial Statements
September 30, 2021 and 2020
receivables to Evening Post Group, LLC (see Note 11). In connection with this, the Company and the partner agreed to reduce the amount of the receivable that was then outstanding at December 31, 2021 to $4,000,000 due in two installments of $1,500,000 before December 31, 2023 and $2,500,000 before December 31, 2024. The partner has an early payment option, under the terms of the agreement, to pay $3,000,000 on or before December 31, 2022 as full settlement of the liability. All of the aforementioned payments would be due to Evening Post Group, LLC. See Note 11.

Note 6. Commitments and Contingencies

The Company’s acquired product licenses typically include arrangements in which the Company must pay a royalty to the licensor. Royalty rates range from 4.5% to 30% of net sales as defined in the various royalty and license agreements.

Under the Company’s amended agreement with Vectans Pharma (Note 2), the Company is required to pay to Vectans various milestone and royalty payments in amounts ranging from 32% ‐ 50% of the amounts paid by the OTC partner to the Company pursuant to the OTC License Agreement that the Company has with the OTC Partner.

On August 20, 2018, the Company entered into an agreement to purchase the license to distribute Minolira. In connection with the agreement, the Company is required to make the following milestone payments to the Seller upon reaching cumulative net sales thresholds as defined in the agreement:

Cumulative Net Sales Threshold	Milestone Payment
$10,000,000	$1,000,000
$20,000,000	$1,000,000
Each additional $20,000,000	$1,500,000

On October 10, 2019, the Company entered into an agreement to purchase the license to distribute Rhofade. In connection with the agreement, the Company is required to make the following milestone payments to the Seller upon reaching the following net sales thresholds during any calendar year following the closing date, as defined in the agreement:

Calendar Year Net Sales Threshold	Milestone Payment
$50,000,000	$5,000,000
$75,000,000	$5,000,000
$100,000,000	$10,000,000

The Company has not recognized a liability for the Rhofade milestones based on current and historical sales figures and management’s estimates of future sales.

Note 7. Employee Benefit Plans

Employees of the Company are eligible to participate in a retirement savings plan sponsored by the Parent under Section 401(k) of the Internal Revenue Code. Matching contributions associated with eligible, participating employees of the Company for the years ended September 30, 2021 and 2020 were $267,293 and $244,293, respectively.

EPI Health, LLC
Notes to Financial Statements
September 30, 2021 and 2020
Note 8. Concentrations

During the year ended September 30, 2021, two customers accounted for 30% of gross revenues. These customers accounted for 43% of accounts receivable as of September 30, 2021. During the year ended September 30, 2020, three customers accounted for 91% of gross revenues. These customers accounted for 85% of accounts receivable as of September 30, 2020.

Note 9. Risks and Uncertainties

The COVID‐19 pandemic has adversely affected, and may continue to adversely affect economic activity globally, nationally and locally. It is unknown the extent and duration to which COVID‐19 may spread, may have a destabilizing effect on financial and economic activity and may increasingly have the potential to negatively impact the Company’s and its customers’ costs, demand for the Company’s products and services, and the U.S. economy.

The Company has various pending legal actions and claims which have arisen through the ordinary course of business; however, the ultimate liabilities, if any, which might result from such legal actions and claims in excess of amounts covered by insurance are not expected to have any material adverse effect on the financial position or results of operations of the Company.

Note 10. Related Parties

The Company has a managed services arrangement with the Parent, in which the Parent provides various shared services for the Company. Management fees paid to the Parent were $334,750 for the years ended September 30, 2021 and 2020. No amounts were due to the parent under this arrangement as of September 30, 2021 and 2020.

Note 11. Subsequent Events

Subsequent to year‐end the Company renegotiated the Promotion and Collaboration Agreement with the Partner and the outstanding receivable totaling $6,140,944 as of September 30, 2021 was assigned to the Parent (Note 5).

On December 2, 2021, the Company received a letter of intent from a third party to acquire all of its outstanding equity interests of the Company. The Company is currently in negotiations with this third party.

Subsequent to year-end, EPI Group, LLC (the Parent) completed an IRS section 355 spin off to create three separate companies. Evening Post Group, LLC was one of the new companies created by the spin off. As part of the section 355 spin off 100% of the ownership of EPI Health, LLC was transferred to Evening Post Group, LLC. EPI Group, LLC was then dissolved in the process.